Exhibit 99.1

     MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

   Reports highest operating revenue and operating income for any year in Company history

MONDOVI, Wis., January 23, 2020 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported the highest operating revenue and operating income for any year in its history. For each of the fourth quarters ended December 31, 2019 and December 31, 2018, net income was $15.7 million, or 29 cents per diluted share. For the year ended December 31, 2019, net income improved 11.0% to $61.1 million, or $1.11 per diluted share, from $55.0 million, or $1.00 per diluted share, for 2018.

Operating Results Comparison

Net income used to calculate the percentage increase from 2017 to 2018 below excludes a $56.5 million deferred income tax benefit in the fourth quarter of 2017.

	Percentage	Percentage	Percentage
	Change	Change	Change
	Year	Year	Three Months
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2019 vs. 2018	2018 vs. 2017	2019 vs. 2018

Operating revenue	7.1%	12.8%	6.5%

Operating income	8.7%	23.7%	(3.8)%

Net income	11.0%	62.7%	0.1%

Operating revenue improved 6.5% to $217.2 million for the fourth quarter of 2019 from $204.0 million for the fourth quarter of 2018, and improved 7.1% to a record $843.3 million for 2019 from $787.6 million for 2018. Excluding fuel surcharges, operating revenue improved 7.7% to $190.2 million for the 2019 quarter from $176.5 million for the 2018 quarter, and improved 8.6% to $739.9 million for 2019 from $681.4 million for 2018. Fuel surcharge revenue decreased slightly to $27.0 million for the 2019 quarter from $27.4 million for the 2018 quarter, and decreased to $103.4 million for 2019 from $106.2 million for 2018.

Operating income was $18.8 million for the fourth quarter of 2019, compared with $19.5 million for the fourth quarter of 2018, and improved 8.7% to a record $76.5 million for 2019 from $70.3 million for 2018.

Operating expenses as a percentage of operating revenue were 91.3% for the fourth quarter of 2019, compared with 90.4% for the fourth quarter of 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 90.1% for the 2019 quarter, compared with 88.9% for the 2018 quarter.

Operating expenses as a percentage of operating revenue improved to 90.9% for 2019 from 91.1% for 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 89.7% for each year.

Chairman and Chief Executive Officer Randolph L. Marten said, “Our talented people earned the highest operating revenue and operating income for any year in our history, exceeding the previous records set for each in 2018 by 7.1% and 8.7%, respectively. We overcame a softer freight environment to deliver our best operating ratio, net of fuel surcharges, over the last 14 years through the disciplined execution of our unique multifaceted business model across our diverse customer base. We added 329 Dedicated and 101 Truckload tractors throughout 2019, profitably growing the size of our fleet by 16.1% since the beginning of the year – and expect to continue to expand our capacity in 2020. We’re off to a strong start with recent awards of new dedicated business with several customers for over 185 additional tractors starting in 2019’s fourth and 2020’s first quarters.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 1,650 dry vans operating as of December 31, 2019. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share information)	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,461	$56,763
Receivables:
Trade, net	90,712	83,033
Other	11,055	3,808
Prepaid expenses and other	20,938	19,924
Total current assets	154,166	163,528

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	904,237	816,430
Accumulated depreciation	(263,843)	(228,200)
Net property and equipment	640,394	588,230
Other noncurrent assets	2,026	2,146
Total assets	$796,586	$753,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,917	$15,704
Insurance and claims accruals	31,729	28,103
Accrued and other current liabilities	21,680	28,166
Total current liabilities	76,326	71,973
Deferred income taxes	122,022	105,977
Noncurrent operating lease liabilities	649	-
Total liabilities	198,997	177,950

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 54,703,466 shares at December 31, 2019, and 54,466,691 shares at December 31, 2018, issued and outstanding	547	545
Additional paid-in capital	79,465	76,814
Retained earnings	517,577	498,595
Total stockholders’ equity	597,589	575,954
Total liabilities and stockholders’ equity	$796,586	$753,904

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2019	2018	2019	2018

Operating revenue	$217,185	$203,961	$843,271	$787,594

Operating expenses (income):
Salaries, wages and benefits	72,707	65,924	274,156	252,047
Purchased transportation	41,596	38,670	158,948	144,611
Fuel and fuel taxes	31,437	29,189	121,341	121,633
Supplies and maintenance	11,998	9,592	46,737	40,853
Depreciation	24,842	22,305	95,137	88,585
Operating taxes and licenses	2,678	2,418	10,100	9,473
Insurance and claims	8,846	10,859	38,201	38,657
Communications and utilities	1,908	1,641	7,709	6,634
Gain on disposition of revenue equipment	(3,343)	(2,038)	(8,680)	(7,244)
Other	5,729	5,863	23,124	21,997

Total operating expenses	198,398	184,423	766,773	717,246

Operating income	18,787	19,538	76,498	70,348

Other	(262)	(234)	(1,190)	(681)

Income before income taxes	19,049	19,772	77,688	71,029

Income taxes expense	3,301	4,035	16,617	16,002

Net income	$15,748	$15,737	$61,071	$55,027

Basic earnings per common share	$0.29	$0.29	$1.12	$1.01

Diluted earnings per common share	$0.29	$0.29	$1.11	$1.00

Dividends declared per common share	$0.03	$0.025	$0.77	$0.10

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2019	2018	2019 vs. 2018	2019 vs. 2018
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$82,991	$81,020	$1,971	2.4%
Truckload fuel surcharge revenue	12,278	12,979	(701)	(5.4)
Total Truckload revenue	95,269	93,999	1,270	1.4

Dedicated revenue, net of fuel surcharge revenue	59,570	49,041	10,529	21.5
Dedicated fuel surcharge revenue	11,345	10,216	1,129	11.1
Total Dedicated revenue	70,915	59,257	11,658	19.7

Intermodal revenue, net of fuel surcharge revenue	21,132	21,738	(606)	(2.8)
Intermodal fuel surcharge revenue	3,391	4,226	(835)	(19.8)
Total Intermodal revenue	24,523	25,964	(1,441)	(5.5)

Brokerage revenue	26,478	24,741	1,737	7.0

Total operating revenue	$217,185	$203,961	$13,224	6.5%

Operating income:
Truckload	$7,110	$9,537	$(2,427)	(25.4)%
Dedicated	8,110	5,268	2,842	53.9
Intermodal	1,472	3,153	(1,681)	(53.3)
Brokerage	2,095	1,580	515	32.6
Total operating income	$18,787	$19,538	$(751)	(3.8)%

Operating ratio:
Truckload	92.5%	89.9%
Dedicated	88.6	91.1
Intermodal	94.0	87.9
Brokerage	92.1	93.6
Consolidated operating ratio	91.3%	90.4%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2019	2018	2019 vs. 2018	2019 vs. 2018
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$329,304	$322,324	$6,980	2.2%
Truckload fuel surcharge revenue	48,696	53,016	(4,320)	(8.1)
Total Truckload revenue	378,000	375,340	2,660	0.7

Dedicated revenue, net of fuel surcharge revenue	223,935	187,137	36,798	19.7
Dedicated fuel surcharge revenue	42,049	36,715	5,334	14.5
Total Dedicated revenue	265,984	223,852	42,132	18.8

Intermodal revenue, net of fuel surcharge revenue	77,750	85,572	(7,822)	(9.1)
Intermodal fuel surcharge revenue	12,644	16,453	(3,809)	(23.2)
Total Intermodal revenue	90,394	102,025	(11,631)	(11.4)

Brokerage revenue	108,893	86,377	22,516	26.1

Total operating revenue	$843,271	$787,594	$55,677	7.1%

Operating income:
Truckload	$29,666	$35,067	$(5,401)	(15.4)%
Dedicated	31,245	18,589	12,656	68.1
Intermodal	6,612	11,150	(4,538)	(40.7)
Brokerage	8,975	5,542	3,433	61.9
Total operating income	$76,498	$70,348	$6,150	8.7%

Operating ratio:
Truckload	92.2%	90.7%
Dedicated	88.3	91.7
Intermodal	92.7	89.1
Brokerage	91.8	93.6
Consolidated operating ratio	90.9%	91.1%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
Truckload Segment:
Revenue (in thousands)	$95,269	$93,999	$378,000	$375,340
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,736	$3,941	$3,797	$3,833
Average tractors(1)	1,690	1,564	1,663	1,613
Average miles per trip	554	558	548	573
Non-revenue miles percentage(2)	12.0%	11.4%	11.6%	9.5%
Total miles (in thousands)	39,538	36,171	155,177	153,514

Dedicated Segment:
Revenue (in thousands)	$70,915	$59,257	$265,984	$223,852
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,286	$3,360	$3,378	$3,300
Average tractors(1)	1,380	1,111	1,272	1,088
Average miles per trip	313	321	315	309
Non-revenue miles percentage(2)	0.6%	0.5%	0.7%	0.7%
Total miles (in thousands)	29,114	24,025	108,814	93,269

Intermodal Segment:
Revenue (in thousands)	$24,523	$25,964	$90,394	$102,025
Loads	9,731	10,493	36,309	42,425
Average tractors	107	91	91	88

Brokerage Segment:
Revenue (in thousands)	$26,478	$24,741	$108,893	$86,377
Loads	15,690	14,314	63,200	51,104

At December 31, 2019 and December 31, 2018:
Total tractors(1)	3,212	2,755
Average age of company tractors (in years)	1.8	1.7
Total trailers	5,464	5,347
Average age of company trailers (in years)	2.4	2.5
Ratio of trailers to tractors(1)	1.7	1.9

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2019	2018	2019	2018

Net cash provided by operating activities	$33,570	$38,526	$153,180	$150,623
Net cash (used for) investing activities	(41,151)	(12,428)	(137,229)	(101,270)
Net cash (used for) financing activities	(1,438)	(5,074)	(41,253)	(8,381)

Weighted average shares outstanding:
Basic	54,695	54,514	54,630	54,590
Diluted	55,216	55,014	55,113	55,149

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 92 and 46 tractors as of December 31, 2019 and 2018, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.